                                                                    Exhibit 12.1


GlobeNet Communications Group Limited
Deficiency of Earnings Available to Cover Fixed Charges
(in thousands of Dollars)
------------------------------------------------------------------------------------------------------------------------------

                                      Ten months      For the year      For the year          Nine months           Nine months
                                           ended             ended             ended                ended                 ended
                               December 31, 1996 December 31, 1997 December 31, 1998   September 30, 1998    September 30, 1999
                                               $                 $                 $                    $                     $
                               ------------------------------------------------------------------------------------------------
Earnings
Loss before
 income taxes, minority
 interest, equity
 accounted
 for investment and
 extraordinary item                      (3,246)         (5,492)         (5,378)              (5,570)               (9,345)
Fixed charges                                43           1,519           4,937                3,682                10,542
Minority interest                             -             249             204                  204                     -
Earnings (loss) from equity
 accounted for investment                     -               -             266                 (382)                    -
                                ----------------------------------------------------------------------------------------------

                                         (3,203)         (3,724)             29               (2,066)                1,197
                                ----------------------------------------------------------------------------------------------

Fixed charges
Interest component of rent
 expense                                     43              82             114                   85                    80
Interest on long-term debt                    -             750           3,542                2,543                 8,949
Amortization of deferred
 financing costs                              -             305             321                  241                   975
Accrued contingent interest                   -             382             960                  713                   538
                                ----------------------------------------------------------------------------------------------

                                             43           1,519           4,937                3,682                10,542
                                ----------------------------------------------------------------------------------------------

Deficiency of earnings
 available to cover fixed
 charges                                 (3,246)         (5,243)         (4,908)              (5,748)               (9,345)
                                ==============================================================================================
                                    Pro-forma
                                ------------------

                                    For the year
                                           ended
                               December 31, 1998
                                               $
                                ------------------
Earnings
Loss before income taxes,
 minority interest, and equity
 accounted for investment           (43,057)
Fixed charges                        42,616
Minority interest                       204
Earnings from equity accounted
 for investment                         266
                                ------------------

                                         29
                                ------------------

Fixed charges
Interest component of rent
 expense                                114
Interest on long-term debt           39,155
Amortization of deferred
 financing costs                      3,347
Accrued contingent interest               -
                                ------------------

                                     42,616
                                ------------------

Deficiency of earnings
 available to cover fixed
 charges                            (42,587)
                                ==================
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